Exhibit 3.2

BYLAWS

OF

DELANCO BANCORP INC.

ARTICLE I - Shareholders

Section 1. Place of Meetings. All annual and special meetings of shareholders shall be held at any office of Delanco Bancorp Inc. (the “Corporation”) or at such other place as the board of directors may determine.

Section 2. Annual Meeting. A meeting of the shareholders of the Corporation for the election of directors and for the transaction of any other business of the Corporation shall be held annually at such date and time as the board of directors may determine.

Section 3. Special Meetings. Except as otherwise required by the New Jersey Business Corporation Act (“BCA”), special meetings of the shareholders may only be called by the president, the chairman of the board or a majority of the board of directors. Business transacted at any special meeting shall be confined to the purpose or purposes stated in the notice of such meeting.

Section 4. Conduct of Meetings. Annual and special meetings shall be conducted by the chairman of the meeting in accordance with rules and procedures adopted by the board of directors.

Section 5. Notice of Meetings. Written notice of the time, place and purpose or purposes of every meeting of shareholders shall be given not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at the meeting. When a meeting is adjourned to another time or place, it shall not be necessary to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if after the adjournment the board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice.

Section 6. Fixing of Record Date. The board shall fix, in advance, a date as the record date for determining the Corporation’s shareholders with regard to any corporate action or event and, in particular, for determining the shareholders entitled to (i) notice of or to vote at any meeting of shareholders or any adjournment thereof; (ii) give a written consent to any action without a meeting; or (iii) receive payment of any dividend or allotment of any right. The record date may in no case be more than 60 days prior to the shareholders’ meeting or other corporate action or event to which it relates. The record date for a shareholders’ meeting may not be less than 10 days before the date of the meeting. The record date to determine shareholders entitled to give a written consent may not be more than 60 days before the date fixed for tabulation of the consents or, if no date has been fixed for tabulation, more than 60 days before the last day on which consents received may be counted.

Section 7. Voting Lists; Shareholder Lists. A list of the shareholders entitled to vote at a shareholders’ meeting shall be available at the time and place of the meeting, using any means that permits the visual display of the information, and subject to inspection of any shareholder for any proper purpose for reasonable periods during the meeting. The list shall be arranged alphabetically within each class, series, or group of shareholders, and shall contain the address of, and the number of shares held by, each shareholder.

The Corporation shall maintain at its principal office, its registered office, or at the office of its transfer agent, a record or records containing the names and addresses of all shareholders, the number, class and series of shares held by each and the dates when they respectively became the owners of record thereof. The list may be in written form or in any other form capable of being converted into readable form within a reasonable time. Any person who shall have been a shareholder of record of the Corporation for at least six months immediately preceding his demand, or any person holding, or so authorized in writing by the holders of, at least 5% of the outstanding shares of any class or series, upon at least five days’ written demand shall have the right for any proper purpose to examine in person or by agent or attorney, during usual business hours, the list of shareholders and to make extracts therefrom, at the places where such records are maintained.

Section 8. Quorum. Unless otherwise required by the BCA in the case of a special meeting, the holders of shares entitled to cast a majority of the votes at an annual or special meeting of shareholders shall constitute a quorum at such meeting. The shareholders present in person or by proxy at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Less than a quorum may adjourn.

Section 9. Proxies. Every shareholder entitled to vote at a meeting of shareholders or to express consent without a meeting may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the shareholder or his agent, except that a proxy may be given by a shareholder or his agent by telegram, cable, telephonic transmission or by any other means of electronic communication so long as that telegram, cable, telephonic transmission or other means of electronic communication either sets forth or is submitted with information from which it can be determined that the proxy was authorized by the shareholder or his agent. No proxy shall be valid for more than 11 months, unless a longer time is expressly provided therein. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the board of directors.

Section 10. Voting. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except as otherwise provided in the Certificate of Incorporation. Whenever any action, other than the election of directors, is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon, unless a greater plurality is required by the Certificate of Incorporation or the BCA. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting of shareholders at which a quorum is present.

Section 11. Voting of Shares in the Name of Two or More Persons. Shares held by two or more persons as joint tenants or as tenants in common may be voted at any meeting of the shareholders by any one of such persons, unless another joint tenant or tenant in common seeks to vote any of such shares in person or by proxy. In the latter event, the written agreement, if any, which governs the manner in which such shares shall be voted, shall control if presented at the meeting. If no such agreement is presented at the meeting, the majority in number of such joint tenants or tenants in common present shall control the manner of voting. If there is no such majority, or if there are two such joint tenants or tenants in common, both of whom seek to vote such shares, the shares shall, for the purpose of voting, be divided equally among such joint tenants or tenants in common present.

Section 12. Voting of Shares of Certain Holders. Shares standing in the name of another corporation may be voted by any officer or agent, or by proxy appointed by any of them, unless some other person, by resolution of such other corporation’s board or pursuant to its bylaws, shall be appointed to vote such shares. Shares held by any person in any representative or fiduciary capacity may be voted by such fiduciary without a transfer of such shares into his name. Where shares are held jointly by any number of fiduciaries, and the instrument or order appointing such fiduciaries does not otherwise direct, such shares shall be voted as the majority of such fiduciaries shall determine. If the fiduciaries are equally divided as to how the shares shall be voted, any court having jurisdiction may, in an action brought by any of such fiduciaries or by any beneficiary, appoint an additional person to act with such fiduciaries in such matter, and the stock shall be voted by the majority of such fiduciaries and such additional person. The court may proceed in the action in a summary manner or otherwise.

Section 13. Voting of Pledged Shares. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee or a nominee of the pledgee, and thereafter, the pledgee shall be entitled to vote the shares so transferred.

Section 14. Voting by the Corporation. Shares of the Corporation that are held by the Corporation shall not be voted at any meeting and those shares shall not be counted in determining the total number of outstanding shares at any given time. If the Corporation holds a majority of the shares entitled to vote for the election of directors of another corporation, shares of the Corporation held by such other corporation shall not be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

Section 15. Inspectors of Election. In advance of any meeting of shareholders, the board of directors may appoint any persons, other than nominees for election as directors, as inspectors of election to act at such meeting or any adjournment. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting except as provided in these Bylaws. If inspectors of election are not so appointed, the chairman of the meeting, the chairman of the board or the president may make such appointment at the meeting. In case any person appointed as inspector fails to appear or fails or refuses or is otherwise unable to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting or at the meeting by the chairman of the meeting or the chairman of the board or the president.

Unless otherwise prescribed by resolution of the board of directors, the duties of such inspectors shall include: determining the number of outstanding shares and the voting power of each share, the shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders. If there are three inspectors, the act of a majority shall govern.

Section 16. Advance Notice of Shareholder Business and Nominations.

(A) Annual Meeting of Shareholders. Without qualification or limitation, for any nominations or any other business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof and timely updates and supplements thereof in writing to the Secretary and such other business must otherwise be a proper matter for shareholder action.

To be timely, a shareholder’s notice (including the completed and signed questionnaire, representation and agreement required by Section 17 of these Bylaws) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th calendar day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period for the giving of a shareholder’s notice as described above.

In addition, to be timely, a shareholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight business days prior to the date for the meeting, or any adjournment or postponement thereof, in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof.

(B) Special Meetings of Shareholders. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the board of directors, any such shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, provided that the shareholder’s notice with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 17 of this Article I) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting, or the public announcement thereof, commence a new time period for the giving of a shareholder’s notice as described above.

(C) Disclosure Requirements.

(1) To be in proper form, a shareholder’s notice to the Secretary must include the following, as applicable.

(a) As to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, a shareholder’s notice must set forth: (i) the name and address of such shareholder, as they appear on the Corporation’s books, of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert therewith, (ii) (A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such shareholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder has a right to vote any class or series of shares of the Corporation, (D) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such shareholder, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such shareholder with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (“Short Interests”), (E) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (F) any performance-related fees (other than an asset-based fee) that such shareholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including without limitation any such interests held by members of such shareholder’s immediate family sharing the same household, (G) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such shareholder and (H) any direct or indirect interest of such shareholder in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement) and (iii) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder;

(b) If the notice relates to any business other than a nomination of a director or directors that the shareholder proposes to bring before the meeting, a shareholder’s notice must, in addition to the matters set forth in paragraph (a) above, also set forth: (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such shareholder and beneficial owner, if any, in such business, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration) and (iii) a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder;

(c) As to each person, if any, whom the shareholder proposes to nominate for election or reelection to the board of directors, a shareholder’s notice must, in addition to the matters set forth in paragraph (a) above, also set forth: (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and

(d) With respect to each person, if any, whom the shareholder proposes to nominate for election or reelection to the board of directors, a shareholder’s notice must, in addition to the matters set forth in paragraphs (a) and (c) above, also include a completed and signed questionnaire, representation and agreement required by Section 17 of this Article I. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

(2) For purposes of this Bylaw, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3) Notwithstanding the foregoing provisions of this Bylaw, in the event that the Corporation is registered under the Exchange Act, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw; provided, however, that any references in this Bylaw to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered at an annual or special meeting of shareholders. Nothing in this Bylaw shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, if applicable, or (ii) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws. Subject to Rule 14a-8 under the Exchange Act, if applicable, nothing in these Bylaws shall be construed to permit any shareholder, or give any shareholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of director or directors or any other business proposal.

Section 17. Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 16 of these Bylaws) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

ARTICLE II - Board of Directors

Section 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of its board of directors, except as provided in the BCA and the Corporation’s Certificate of Incorporation. The board of directors shall annually elect a chairman of the board and may also elect a vice chairman of the board from among its members and shall designate, when present, either the chairman of the board or the vice chairman of the board to preside at its meetings.

Section 2. Place of Meeting. All regular and special meetings of the board of directors shall be held at the principal office of the Corporation or at such other place within or outside the State in which the principal office of the Corporation is located as the board of directors may determine.

Members of the board of directors may participate in regular and special meetings by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other. Such participation shall constitute presence in person for all purposes.

Section 3. Regular Meetings. The board of directors may, by resolution, providee the time and place for the holding of regular meetings without other notice than such resolution.

Section 4. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the president or by three of the directors. The persons authorized to call special meetings of the board of directors may fix any place, as the place for holding any special meeting of the board of directors called by such persons.

Section 5. Notice of Special Meeting. Oral or written notice of any special meeting shall be given to each director at least 24 hours in advance of the meeting. Oral notice may be communicated in person, by telephone or any other comprehensible manner, and is effective when communicated. Written notice may be transmitted by mail, private carrier, personal delivery, facsimile or any other reasonable means, and is effective at the earliest of the following: (i) when received; (ii) four days after its deposit in the U.S. mail if mailed with first-class postage, to the address provided to the Corporation by the director where the director is most likely to be reached; or (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. Any director may waive notice of any meeting by a writing filed with the Secretary, either before or after the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the board need be specified in the notice or waiver of notice of such meeting.

Section 6. Quorum. The participation of directors with a majority of the votes of the entire board, or of any committee thereof, shall constitute a quorum for the transaction of business. If less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 5 of this Article II.

Section 7. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the BCA, the Certificate of Incorporation or these Bylaws require a greater proportion.

Section 8. Action Without a Meeting. Any action required or permitted to be taken pursuant to authorization voted at a meeting of the board of directors or any committee thereof, may be taken without a meeting if, prior or subsequent to the action, all members of the board or of such committee, as the case may be, consent thereto in writing and the written consents are filed with the minutes of the proceedings of the board or committee. Such consent shall have the same effect as a unanimous vote of the board or committee for all purposes.

Section 9. Newly Created Directorships and Vacancies. Any directorship not filled at the annual meeting, any vacancy, however caused, occurring in the board of directors, and newly created directorships resulting from an increase in the authorized number of directors, may be filled by the affirmative vote of a majority of the remaining directors even though less than a quorum of the board, or by a sole remaining director. A director so elected by the board of directors shall hold office until the next succeeding annual meeting of shareholders and until his or her successor shall have been elected and qualified.

When one or more directors shall resign from the board of directors effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office until the next succeeding annual meeting of shareholders and until his or her successor shall have been elected and qualified.

Section 10. Resignation. Any director may resign by written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as shall be specified in the notice of resignation.

Section 11. Compensation. Directors, as such, may receive a stated salary or retainer for their services or may receive a reasonable fixed sum, and reasonable expenses of attendance, if any, for attendance at each regular or special meeting of the board of directors. Members of either standing or special committees may be allowed such compensation for attendance at committee meetings as the board of directors may determine.

Section 12. Residency Requirement. The majority of the directors of the Corporation must reside within the State of New Jersey.

Section 13. Integrity of Directors. A person is not qualified to serve as director if he or she: (1) is under indictment for, or has ever been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year, (2) is a person against whom a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal, or (3) has been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit, or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency.

ARTICLE III - Executive And Other Committees

Section 1. Appointment. The board of directors, by resolution adopted by a majority of the entire board, may appoint from among its members an executive committee and one or more other committees, each of which shall have one or more members. The designation of any committee and the delegation thereto of authority shall not operate to relieve the board, or any member thereof, of any responsibility imposed by law.

Section 2. Authority.

(a) Except as provided in Section 2(b) of this Article III, the executive committee, when the board of directors is not in session, shall have and may exercise all of the authority of the board of directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee, and any other committee, to the extent provided in the board resolution appointing such committee, the Certificate of Incorporation or these Bylaws, shall have and may exercise all the authority of the board.

(b) No committee of the board of directors shall (i) make, alter or repeal any bylaw of the Corporation; (ii) elect or appoint any director, or remove any officer or director; (iii) submit to shareholders any action that requires shareholders’ approval; or (iv) amend or repeal any resolution theretofore adopted by the board which by its terms is amendable or repealable only by the board.

Section 3. Vacancies; Alternate Committee Members; Tenure; Resignation. The board of directors, by resolution adopted by a majority of the entire board, may (i) fill any vacancy in any committee; (ii) appoint one or more directors to serve as alternate members of any committee, to act in the absence or disability of members of such committee with all the powers of such absent or disabled members; (iii) abolish any such committee at its pleasure; or (iv) remove any director from membership on such committee at any time, with or without cause. Any member of a committee may resign from such committee at any time by giving written notice to the chairman, president or secretary of the Corporation. Unless otherwise specified, such resignation shall take effect upon its receipt; the acceptance of such resignation shall not be necessary to make it effective.

Section 4. Reports to the Board. Each committee of the board shall keep regular minutes of its proceedings, and actions taken at a meeting of any committee shall be reported to the board at its next meeting following such committee meeting; except that, when the meeting of the board is held within two days after the committee meeting, such report shall, if not made at the first meeting, be made to the board at its second meeting following such committee meeting.

Section 5. Procedure. The chairman of the board shall be the presiding officer of the executive committee, and the executive committee may fix its own rules of procedure which shall not be inconsistent with these Bylaws. The board of directors may by resolution establish the composition, duties, constitution, and procedures of any other committee.

ARTICLE IV - Officers

Section 1. Positions. The officers of the Corporation shall consist of a president, a secretary, a treasurer and, if desired, one or more vice presidents. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business of the Corporation may require. All officers of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as provided in these Bylaws and as the board of directors may from time to time authorize or determine. In the absence of any such bylaw provision or action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices. Any two or more offices may be held by the same person but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law or these Bylaws to be executed, acknowledged, or verified by two or more officers.

Section 2. Election and Term of Office. The officers of the Corporation shall be elected annually at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office for the term for which he is so elected and until a successor is elected and has qualified, subject to earlier termination by removal or resignation. Election or appointment of an officer, employee, or agent shall not of itself create contractual rights. The board of directors may authorize the Corporation to enter into an employment contract with any officer, but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article IV.

Section 3. Removal. Any officer may be removed by the board of directors whenever in the board’s judgment the best interests of the Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to the contractual rights, if any, of the person so removed.

Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the board of directors for the unexpired portion of the term.

Section 5. Remuneration. The remuneration of the officers shall be fixed from time to time by the board of directors, by employment contracts or otherwise.

Section 6. President. The president shall have the authority and the duty to manage the affairs of the Corporation and shall have such other powers and perform such other duties as are delegated to him by the board of directors or as are incidental to his office.

Section 7. Vice President. The vice president or vice presidents, if any, shall perform the duties of the president in his absence or during his disability to act. In addition, the vice presidents shall perform the duties and exercise the powers usually incident to their respective offices and/or such other duties and powers as may be properly assigned to them from time to time by the board of directors or the president.

Section 8. Secretary. The secretary shall have custody of the minutes and records of the Corporation. The secretary shall keep the minutes of all meetings of the shareholders and of the board of directors, shall give such notice as may be required for all such meetings and shall have such other powers and perform such other duties as are delegated to him or her by the board of directors or the president or as are incidental to the office of secretary.

Section 9. Treasurer. The treasurer shall keep correct and complete books of account in accordance with the accounting methods adopted by the board of directors, showing the financial condition of the Corporation and the results of its operations. The treasurer shall have custody of all monies, securities, and other certificates evidencing intangible personal property belonging to the Corporation. He or she shall upon request furnish statements of the current financial condition and the current results of operations of the Corporation and shall have such other powers and perform such other duties as are delegated to him or her by the board of directors or the president or as are incidental to the office of treasurer.

Section 10. Other Offices. All other officers shall have such powers and perform such duties as are delegated to them by the board of directors or the president.

ARTICLE V - Contracts, Checks, and Deposits

Section 1. Contracts. To the extent permitted by applicable law, the Certificate of Incorporation or these Bylaws, the board may authorize any officer, employee or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

Section 2. Checks, Drafts, Etc. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers, employees, or agents of the Corporation, which may include facsimile signatures, in such manner as shall from time to time be determined by the board of directors.

Section 3. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in any duly authorized depositories as the board of directors may select.

ARTICLE VI - Certificates for Shares and Their Transfer

Section 1. Certificates for Shares. Certificates representing shares of capital stock of the Corporation shall be in such form as determined by the board of directors in accordance with the requirements of the BCA. Such certificates shall be signed by, or in the name of the Corporation by, the chairman or vice-chairman of the board, or the president or a vice-president, and may be countersigned by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation and may be sealed with the seal of the Corporation or a facsimile thereof. Any or all signatures upon a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate, shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of its issue.

Notwithstanding the foregoing, the Board may provide by resolution that some or all of any or all classes or series of the Corporation’s common stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. In the event that any shares of the Corporation’s capital stock are issued without a certificate, within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the shareholder a written statement that includes the information that would be required by the BCA to be stated on a certificate representing the shares.

In the case of a lost or destroyed certificate, a new certificate or uncertificated shares may be issued upon such terms and indemnity to the Corporation as the board of directors may prescribe.

Section 2. Transfer of Shares. Transfer of shares of capital stock of the Corporation shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto duly authorized by power of attorney duly executed and filed with the Corporation. Such transfer shall be made only, in the case of certificated shares, on surrender for cancellation of the certificate for such shares or, in the case of uncertificated shares, on delivery of proper transfer instructions for the number of shares involved. The person in whose name shares of capital stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

Section 3. Payment for Shares. No certificate shall be issued for any shares until such shares are fully paid.

ARTICLE VII - Fiscal Year

The fiscal year of the Corporation shall end on the 31st day of March of each year.

ARTICLE VIII - Dividends

Subject only to the terms of the Corporation’s Certificate of Incorporation and applicable law, the board of directors may from time to time declare and the Corporation may pay dividends on its outstanding classes of capital stock which are eligible for dividends.

ARTICLE IX - Corporate Seal

The corporate seal of the Corporation, if any, shall be in such form as the board of directors shall prescribe.

ARTICLE X - Amendments

These Bylaws may be amended only as specified in the Corporation’s Certificate of Incorporation.